UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2021

VIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39470	84-3235065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 South Milpitas Blvd

Milpitas, California, 95035

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (408) 263-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	VIEW	The Nasdaq Global Market
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	VIEWW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2021, the board of directors (the “Board”) of View, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, appointed Julie Larson-Green to the Board, effective immediately. Ms. Larson-Green was appointed to fill an existing vacancy and the number of directors of the Board will remain at seven members. Ms. Larson-Green will serve until the 2022 annual meeting of stockholders and until her respective successor is duly elected and qualified, or until her earlier resignation, death or removal. Ms. Larson-Green has not yet been appointed to serve on any committees of the Board.

Ms. Larson-Green will receive cash and equity compensation pursuant to the Company’s current policy relating to non-employee director compensation. She will receive an annual cash retainer of $75,000, paid quarterly, and an initial award of restricted stock units having a value of $200,000 (with the number of shares subject to the award determined by dividing such value by the closing sales price of a share of the Company’s Class A common stock on the grant date, but rounded down to the nearest whole share), with such award vesting in equal, quarterly installments over one year, subject to Ms. Larson-Green’s continued service through each applicable vesting date. She will also be entitled to receive future annual equity awards in accordance with the terms and conditions determined by the Compensation Committee of the Board.

Ms. Larson-Green may also receive additional fees for committee service as set from time-to-time by the Compensation Committee and reimbursement for reasonable expenses incurred by her in connection with her service to the Company and attendance of Board and committee meetings. Ms. Larson-Green will be subject to the corporate policies of the Company and a covenant not to compete during the term of her Board membership with the Company. Ms. Larson-Green will also enter into the Company’s standard form indemnification agreement.

There are no related person transactions in which Ms. Larson-Green has an interest requiring disclosure under Item 404(a) of Regulation S-K. No arrangement or understanding exists between Ms. Larson-Green and any other person pursuant to which Ms. Larson-Green was selected as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW, INC.

By:	/s/ Bill Krause
	Name:	Bill Krause
	Title:	Senior Vice President, General Counsel & Secretary

Dated: June 15, 2021